As filed with the Securities and Exchange Commission on April 23, 1999.
                                                            Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                         CROWN CORK & SEAL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)
                                 One Crown Way
Pennsylvania            Philadelphia, Pennsylvania 19154        23-1526444
(State of               (Address of principal   (Zip Code)   (I.R.S. Employer
Incorporation)           executive offices)                 Identification No.)

                               ------------------
                        CROWN CORK & SEAL COMPANY, INC.
                         401(k) RETIREMENT SAVINGS PLAN
                            (Full Title of the Plan)
                        Richard L. Krzyzanowski, Esquire
                        Crown Cork & Seal Company, Inc.
                                 One Crown Way
                        Philadelphia, Pennsylvania 19154
                    (name and address of agent for service)
                                 (215) 698-5100
         (Telephone number, including area code, of agent for service)
                        Copies of all communications to:
                            Thomas A. Ralph, Esquire
                           William G. Lawlor, Esquire
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                     Philadelphia, Pennsylvania 19103-2793
                                 (215) 994-4000
                        CALCULATION OF REGISTRATION FEE
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                                 Proposed        Proposed
Title of                         maximum         maximum
securities        Amount         offering        aggregate         Amount of
to be             to be          price per       offering          registration
registered        registered     share(1)        price(1)          fee
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Common Stock
par value $5.00   1,000,000      $33.16          $33,160,000.00    $9,782.20
per share(2)      shares
Interests in
the Plan(3)
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(1)        Estimated  solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $33.16 per share, the average high and low prices of Common Stock, par value $5.00 per share ("Common Stock'), of Crown Cork & Seal Company, Inc. as reported on the New York Stock Exchange on April 20, 1999.

(2) Includes associated Rights to Purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan (the "Plan"). The Plan was previously known as the Crown Cork & Seal 401(k) Savings and Employee Stock Ownership Plan. A registration statement on Form S-8, file number 33-39529 (the "Prior Registration Statement") was filed on March 20, 1991 in respect of shares of Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.


Item 8.  Exhibits
         --------
         The following exhibits are filed herewith:

         Exhibit Number                Document
         --------------                --------
               5          Opinion of Dechert Price & Rhoads.
              23.1        Consent of PricewaterhouseCoopers LLP.
              23.2        Consent of Dechert Price & Rhoads
                          (contained in opinion filed as Exhibit 5 to this
                          Registration Statement).
              24          Power of Attorney (included in Signature Page).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 22, 1999.

                                         Crown Cork & Seal Company, Inc.

                                         By:  /s/ William J. Avery
                                                  William J. Avery
                                         Title:   Chairman of the Board
                                                  and Chief Executive Officer

                                POWER OF ATTORNEY
          Each person whose signature appears below hereby constitutes William J. Avery, Alan W. Rutherford and Richard L. Krzyzanowski, and each of them, his/her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

          Pursuant  to   the  requirements  of  the  Securities  Act of 1933, as
amended, this Registration Statement has been signed by the following persons in the capacities and indicated on April 22, 1999.

Signature                              Title

/s/ William J. Avery           Chairman of the Board and Chie Executive Officer
William J. Avery               (Principal Executive Officer)

/s/ Alan W. Rutherford         Executive Vice President, Chief Financial Officer
Alan W. Rutherford             and Director (Principal Financial Officer)

/s/ Timothy J. Donahue         Senior Vice President and Corporate
Timothy J. Donahue             Controller (Principal Accounting Officer)

/s/ Henry E. Butwel            Director
Henry E. Butwel

/s/ Charles F. Casey           Director
Charles F. Casey

------------------             Director
John W. Conway

------------------             Director
Francis X. Dalton

------------------             Director
Tommy H. Karlsson

------------------             Director
Josephine C. Mandeville

/s/ Michael J. McKenna         Director
Michael J. McKenna

/s/ Thomas A. Ralph            Director
Thomas A. Ralph

------------------             Director
Jean-Pierre Rosso

/s/ Harold A. Sorgenti         Director
Harold A. Sorgenti

------------------             Director
Guy de Wouters